As filed with the Securities and Exchange Commission on March 8, 2013.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-135551

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-135552

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159925

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159926

UNDER

THE SECURITIES ACT OF 1933

HORIZON LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3123672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200 Charlotte, North Carolina	28211
(Address of principal executive offices)	(zip code)

Horizon Lines, Inc. Amended and Restated Equity Incentive Plan

Horizon Lines, Inc. Employee Stock Purchase Plan

Horizon Lines, Inc. 2009 Employee Stock Purchase Plan, as amended and restated and as subsequently amended

Horizon Lines, Inc. 2009 Incentive Compensation Plan, as amended and restated and as subsequently amended

(Full title of the Plan)

Samuel A. Woodward

President and Chief Executive Officer

Horizon Lines, Inc.

4064 Colony Road

Suite 200

Charlotte, North Carolina 28211

(Name and address of agent for service)

(704) 973-7000

(Telephone number, including area code, of agent for service)

Copy to:

Christian O. Nagler, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b 2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Horizon Lines, Inc. (the “Registrant”) is filing this Post-Effective Amendment to the Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) to deregister all securities that were previously registered and remain unsold or otherwise unissued under the (i) Horizon Lines, Inc. Amended and Restated Equity Incentive Plan, (ii) Horizon Lines, Inc. Employee Stock Purchase Plan, (iii) Horizon Lines, Inc. 2009 Employee Stock Purchase Plan, as amended and restated and as subsequently amended and (iv) Horizon Lines, Inc. 2009 Incentive Compensation Plan, as amended and restated and as subsequently amended (together, the “Incentive and Ownership Plans”), and for which the Prior Registration Statements had remained in effect.

1.	Registration Statement No. 333-135551 filed on June 30, 2006.

2.	Registration Statement No. 333-135552 filed on June 30, 2006.

3.	Registration Statement No. 333-159925 filed on June 12, 2009.

4.	Registration Statement No. 333-159926 filed on June 12, 2009.

As the Prior Registration Statements are no longer necessary to fulfill the purposes of the Incentive and Ownership Plans and in accordance with undertakings made by the Registrant in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Prior Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Prior Registration Statements and has duly caused this Post-Effective Amendment to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 8th day of March, 2013.

HORIZON LINES, INC. (Registrant)
By:	/s/ Michael T. Avara
Name:	Michael T. Avara
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Prior Registration Statements has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Samuel A. Woodward Samuel A. Woodward	Director, Chief Executive Officer and President (Principal Executive Officer)	March 8, 2013

/s/ Michael T. Avara Michael T. Avara	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 8, 2013

/s/ Jeffrey A. Brodsky Jeffrey A. Brodsky	Director	March 8, 2013

/s/ Kurt M. Cellar Kurt M. Cellar	Director	March 8, 2013

/s/ James LaChance James LaChance	Director	March 8, 2013

/s/ Steven L. Rubin Steven L. Rubin	Director	March 8, 2013

/s/ Martin Tuchman Martin Tuchman	Director	March 8, 2013

/s/ David N. Weinstein David N. Weinstein	Director	March 8, 2013